Exhibit 10.24

AMENDMENT NO. 4

TO THE 2006 LONG TERM INCENTIVE PLAN FOR

NON-EMPLOYEE DIRECTORS OF THE COOPER COMPANIES, INC.

WHEREAS, The Cooper Companies, Inc. (the “Corporation”) has adopted the 2006 Long Term Incentive Plan for Non-Employee Directors of the Cooper Companies, Inc. (the “Plan”); and

WHEREAS, Section 11 of the Plan permits the Board of Directors of the Corporation to amend the Plan, subject to certain limitations; and

WHEREAS, the Board of the Corporation desires to amend the Plan to add discretionary grants under the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

FIRST: By adding the following Section 5(d) to the Plan:

(d) In its sole discretion, the Board of Directors may grant to Non-Employee Directors such number of Stock Options and/or Restricted Stock as it may determine from time to time, subject only to the limitations on the number of Stock Options and Restricted Stock Grants that may be made under the terms of the Plan. Unless otherwise specified by the Board of Directors at the time of the grant, each share of Restricted Stock and each Stock Option granted under this Section 5(d) shall have the terms applicable to Annual Restricted Stock Grants under Section 6(a)-(f) and Stock Options under Section 7(a)-(g), other than any requirement as to the number of shares subject to such grant.

SECOND: The provisions of the First Paragraph hereof shall be effective December 11, 2008.

THIRD: Except to the extent herein above set forth, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Board of Directors of the Corporation has caused this Amendment to the Plan to be executed by a duly authorized officer of the Corporation on December 11, 2008.

THE COOPER COMPANIES, INC.

By:	/s/ Carol R. Kaufman
Carol R. Kaufman
Title:	Senior Vice President of Legal Affairs, Secretary and Chief Administrative Officer